Merrill Lynch Large Cap Series Funds, Inc.

File No. 811-9637

Item No. 77M (Mergers) -- Attachment

During the fiscal semi-annual period ending October 31, 2002, the Merrill Lynch Large Cap Growth Fund (the “Growth Fund”), a series of Merrill Lynch Large Cap Series Funds, Inc. (the “Registrant”), acquired substantially all of the assets and assumed substantially all of the liabilities of Merrill Lynch Premier Growth Fund, Inc. (“Premier Fund”), File No. 811-9653, and Merrill Lynch Mid Cap Growth Fund, Inc. (“Mid Cap Fund”), File No. 811-10025.

On January 11, 2002, at meetings of the Boards of Directors of the Registrant, Premier Fund and Mid Cap Fund and the Boards of Trustees of Master Premier Growth Trust (“Premier Trust”), Master Mid Cap Growth Trust (“Mid Cap Trust”), and Master Large Cap Trust, the Boards of Directors and Boards of Trustees approved an Agreement and Plan of Reorganization (the “Reorganization”).  The Reorganization referred collectively to:

(a) (i) the acquisition by Premier Fund of all of the assets, and the assumption by Premier Fund of all of the liabilities of Premier Trust in return for all of the beneficial interests in Premier Trust owned by Premier Fund; (ii) the acquisition by Master Large Cap Growth Portfolio, a Series of Master Large Cap Trust, of substantially all of the assets, and the assumption by Master Large Cap Growth Portfolio of all of the liabilities of Premier Fund in exchange solely for an equal aggregate value of beneficial interests in Master Large Cap Growth Portfolio, (iii) the acquisition by Growth Fund, a series of the Registrant, of all of the assets of Premier Fund and the assumption by Growth Fund of all the liabilities of Premier Fund (consisting of beneficial interests of Master Large Cap Growth Portfolio) in exchange solely for an equal aggregate value of newly-issued shares of Growth Fund, and (iv) the subsequent distribution of shares of the Growth Fund to the stockholders of Premier Fund in return for their shares of common stock of Premier Fund in liquidation of Premier Fund; and

(b) (i) the acquisition by Mid Cap Fund of all of the assets, and the assumption by Mid Cap Fund of all of the liabilities of Mid Cap Trust in return for all of the beneficial interests in Mid Cap Trust owned by Mid Cap Fund; (ii) the acquisition by Master Large Cap Growth Portfolio, a Series of Master Large Cap Trust, of substantially all of the assets, and the assumption by Master Large Cap Growth Portfolio of all of the liabilities of Mid Cap Fund in exchange solely for an equal aggregate value of beneficial interests in Master Large Cap Growth Portfolio, (iii) the acquisition by Growth Fund, a series of the Registrant, of all of the assets of Mid Cap Fund and the assumption by Growth Fund of all the liabilities of Mid Cap Fund (consisting of beneficial interests of Master Large Cap Growth Portfolio) in exchange solely for an equal aggregate value of newly-issued shares of Growth Fund, and (iv) the subsequent distribution of shares of the Growth Fund to the stockholders of Mid Cap Fund in return for their shares of common stock of Mid Cap Fund in liquidation of Mid Cap Fund.

On January 18, 2002, in connection with the Reorganization, the Registrant filed a Registration Statement on Form N-14 (File Nos. 333-83092 and 811-9637 (the “N-14 Registration Statement”).  The N-14 Registration Statement contained the proxy materials soliciting the approval of the Reorganization by the shareholders of the Premier Fund and Mid Cap Fund. The N-14 Registration Statement as so amended was declared effective by the Commission on February 17, 2002.

On April 29, 2002, the shareholders of the Registrant, Premier Fund and Mid Cap Fund approved the Reorganization at a special meeting of shareholders held for that purpose.  On May 20, 2002 (the “Reorganization Date”), pursuant to the Agreement, Premier Fund transferred assets valued at $52,437,595.25 to the Growth Fund, a series of the Registrant, and received in exchange 225,160 newly-issued Class A shares, 4,150,808 newly-issued Class B shares, 1,580,357, newly issued Class C shares, and 695,521 newly-issued Class D shares of the Growth Fund.  Such shares were then distributed to the shareholders of Premier Fund on that date in proportion to each shareholder’s interest in the assets transferred.  In addition, Mid Cap Fund transferred assets valued at $8,288,579 to the Growth Fund, a series of the Registrant, and received in exchange 38,395 newly-issued Class A shares, 627,046 newly-issued Class B shares, 282,986 newly issued Class C shares, and 108,836 newly-issued Class D shares of the Growth Fund.  Such shares were then distributed to the shareholders of Mid Cap Fund on that date in proportion to each shareholder’s interest in the assets transferred.

Applications for Deregistration on Form N-8F was filed by Premier Fund and Mid Cap Fund with the Securities and Exchange Commission.  On September 25, 2002, Orders of Deregistration for both funds were issued by the Securities and Exchange Commission.